Exhibit 99.1

Impel Pharmaceuticals Announces Filing Voluntary Chapter 11 Cases and Signing of “Stalking Horse” Agreement to Facilitate Sale

Patient Access to Trudhesa® to Continue Uninterrupted

Sufficient Liquidity to Fund Day to Day Operations During Court-Supervised Process

SEATTLE, Dec. 19, 2023—Impel Pharmaceuticals Inc. (OTCQX: IMPL) (“Impel” or “the Company”), a commercial-stage biopharmaceutical company with a mission to develop transformative therapies for people suffering from diseases with high unmet medical needs, today announced that it is pursuing a sale of the Company and has entered into an agreement with JN BIDCO LLC to serve as the “stalking horse” bidder to acquire the Company and its assets.

To facilitate an orderly sale process, the Company has filed voluntary petitions to commence chapter 11 proceedings in the U.S. Bankruptcy Court for the Northern District of Texas (the “Court”), which will provide interested parties the opportunity to submit higher and better offers.

The decision to file for Chapter 11 protection follows the strategic review process that Impel announced in October 2023 during which the Company announced the exploration of a wide range of options including potential sale of assets of the Company, a sale of all the Company, a merger or other strategic transaction.

Impel’s Interim President & Chief Executive Officer, Len Paolillo, said: “After carefully reviewing all available strategic options with our advisors, Impel made the decision to pursue a sale through an in-court restructuring process. Impel is mindful of the many patients who rely on Trudhesa for migraine relief, and the Company is confident that this is the right option to maximize value for all stakeholders and ensure the continued availability of this important product.”

Impel intends to continue operating as usual throughout the court-supervised sale process, including providing wages and benefits to employees. To enable this, the Company has filed certain customary “First Day” motions with the Court. Upon Court approval of these First Day motions, the Company expects to minimize the impact of the sale process on the Company’s customers, employees, and other key stakeholders.

The Company has also appointed Brandon Smith, a Senior Managing Director at Teneo Capital LLC, as Chief Restructuring Officer. Mr. Smith has more than 20 years of experience leading financial and operational restructuring matters, often in interim management roles. He previously held senior roles at firms including Ernst & Young, CR3 Partners, and Deloitte.

In accordance with the sale process under Section 363 of the Bankruptcy Code, the Company will solicit competing bids from interested parties, in an effort to achieve the highest and best value for the Company’s assets. Impel seeks to complete the sale process in the first quarter of 2024, with any sale subject to Court approval.

Court filings and additional information related to the proceedings are available at https://omniagentsolutions.com/Impel. Stakeholders with questions can contact the Company’s claims agent, Omni Agent Solutions, at ImpelInquiries@OmniAgnt.com or (888) 202-6183, or (747) 288-6396 for international calls.

Impel is being advised by Moelis & Company LLC as its investment banker, Teneo Capital LLC as its financial advisor, and Sidley Austin LLP and Fenwick & West LLP as legal counsel.

About Impel Pharmaceuticals Inc.

Impel Pharmaceuticals Inc. is a commercial-stage pharmaceutical company developing transformative therapies for people suffering from diseases with high unmet medical needs. Impel offers development opportunities that pair its proprietary POD® technology with well-established therapeutics. In September 2021, Impel received U.S. FDA approval for its first product, Trudhesa® nasal spray, which is approved in the U.S. for the acute treatment of migraine with or without aura in adults. For more information visit https://impelpharma.com/.

About Trudhesa®

Indication

Trudhesa® is used to treat an active migraine headache with or without aura in adults. Do not use Trudhesa to prevent migraine when you have no symptoms. It is not known if Trudhesa is safe and effective in children.

Important Safety Information

Serious or potentially life-threatening reductions in blood flow to the brain or extremities due to interactions between dihydroergotamine (the active ingredient in Trudhesa) and strong CYP3A4 inhibitors (such as protease inhibitors and macrolide antibiotics) have been reported rarely. As a result, these medications should not be taken together.

Do not use Trudhesa if you:

•	Have any disease affecting your heart, arteries, or blood circulation.

•	Are taking certain anti-HIV medications known as protease inhibitors (such as ritonavir or nelfinavir).

•	Are taking a macrolide antibiotic such as clarithromycin or erythromycin.

•	Are taking certain antifungals such as ketoconazole or itraconazole.

•	Have taken certain medications such as triptans or ergot-type medications for the treatment or prevention of migraine within the last 24 hours.

•	Have taken any medications that constrict your blood vessels or raise your blood pressure.

•	Have severe liver or kidney disease.

•	Are allergic to ergotamine or dihydroergotamine.

Before taking Trudhesa, tell your doctor if:

•

You have high blood pressure, chest pain, shortness of breath, heart disease; or risk factors for heart disease (such as high blood pressure, high cholesterol, obesity, diabetes, smoking, strong family history of heart disease or you are postmenopausal, or male over 40); or problems with blood circulation in your arms, legs, fingers, or toes.

•	You have or had any disease of the liver or kidney.

•	You are taking any prescription or over-the-counter medications, including vitamins or herbal supplements.

•	You are pregnant, planning to become pregnant or are nursing, or have ever stopped medication due to an allergy or bad reaction.

•	This headache is different from your usual migraine attacks.

The use of Trudhesa should not exceed dosing guidelines and should not be used on a daily basis. Serious cardiac (heart) events, including some that have been fatal, have occurred following the use of dihydroergotamine mesylate, particularly with dihydroergotamine for injection, but are extremely rare.

You may experience some nasal congestion or irritation, altered sense of taste, sore throat, nausea, vomiting, dizziness, and fatigue after using Trudhesa.

•	Contact your doctor immediately if you experience:

•	Numbness or tingling in your fingers and toes

•	Severe tightness, pain, pressure, heaviness, or discomfort in your chest

•	Muscle pain or cramps in your arms or legs

•	Cold feeling or color changes in one or both legs or feet

•	Sudden weakness

•	Slurred speech

•	Swelling or itching

The risk information provided here is not comprehensive. To learn more, talk about Trudhesa with your healthcare provider or pharmacist. The FDA-approved product labeling can be found at www.Trudhesa.com or 1-800-555-DRUG. You can also call 1-833-TRUDHESA (1-833-878-3437) for additional information.

Safe Harbor / Forward Looking Statements

Certain information in this press release constitutes forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. These forward-looking statements include, but are not limited to, statements regarding the process and potential outcomes of the Company’s Chapter 11 filing, the Company’s ability to continue to operate as usual during the Chapter 11 case, the Company’s ability to complete the sale process under Section 363 of the Bankruptcy Code on its expected timing, including facilitating any additional bidders, and statements regarding the future accessibility of Trudhesa. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this press release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the factors described in greater detail in the “Risk Factors” section of Impel’s Quarterly Report on Form 10-Q for the period ended September 30, 2023 filed with the SEC on November 14, 2023, which is available at www.sec.gov. These factors are not intended to represent a complete list of the factors that could affect Impel; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this press release are made as of the date of this press release, and Impel expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

Media and Investor Contacts

Michael Kalb

Impel Pharmaceuticals Inc.

IR@impelpharma.com

Lisa Friedman

Teneo

US-Impel-Comms@teneo.com